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                                                                     Exhibit 3.7

                                     Form of
                            Certificate of Amendment
                                       of
                          Certificate of Incorporation
                                       of
                          Memory Pharmaceuticals Corp.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

      Memory Pharmaceuticals Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:         That Section B(2)(c)(i)(A) of Article FIFTH of the Certificate
                  of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:

                  "(A) The closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share of not less than $7.00 (such dollar amount being subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in the Common Stock) with net proceeds to the Corporation of not less than $25,000,000 (a "Qualified Initial Public Offering"); or"

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chief Executive Officer this _____ day of _______, 2004.

                                     Memory Pharmaceuticals Corp.



                                     By:
                                        ------------------------------
                                        Name: Tony Scullion
                                        Title: Chief Executive Officer